UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2023 (January 1, 2023)

MORINGA ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40073	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 Park Avenue, 7th Floor
New York, NY	11040
(Address of Principal Executive Offices)	(Zip Code)

(212) 572-6395

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of a redeemable warrant	MACAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	MACA	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	MACAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Business Combination Agreement

On January 1, 2023, Moringa Acquisition Corp (“Moringa”) entered into Amendment No. 2 (the “Second Amendment”) to the Business Combination Agreement (the “Agreement”), dated June 9, 2022, by and among Moringa, Holisto Ltd., a company organized under the laws of the State of Israel (“Holisto”), and Holisto MergerSub, Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Holisto (“Merger Sub”).

The Second Amendment amends the Agreement in the following principal manners (among other amended terms):

(1) it provides that in the event that Holisto executes a financing transaction before the closing (the “Closing”) of the business combination under the Agreement (the “Business Combination”), any equity securities of Holisto issued or issuable pursuant to such financing transactions will not reduce Moringa’s security holders’ share of the combined company upon consummation of the Business Combination;

(2) it removes the non-solicitation restrictions for both parties;

(3) it provides that if Holisto seeks financing alternatives and solicits other potential transactions as alternatives to the Business Combination, it must provide Moringa at least 24 hours prior written notice before entering into any such financing or alternative transaction, and before making a related public filing; and

(4) it removes the Closing condition for Holisto to have net tangible assets of at least $5,000,001 upon the completion of the Business Combination and replaces it with a condition for Holisto to be approved for listing on Nasdaq and to be in compliance with any set of Nasdaq Stock Market listing requirements immediately following the Closing.

Under Section 7.1 of the Agreement, either Moringa or Holisto may terminate the Agreement upon written notice to the other party, given that the Business Combination was not consummated on or prior to January 1, 2023. The Second Amendment contemplates that, subject to certain conditions being timely satisfied, including Moringa obtaining the approval of its shareholders of an amendment to its Amended and Restated Memorandum and Articles of Association to extend the deadline by which it may consummate a Business Combination (as detailed in Moringa’s Preliminary Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on December 15, 2022, as may be amended), the parties to the Business Combination Agreement will make commercial efforts for the anticipated time of the Closing to occur by April 1, 2023 (assuming that the Agreement is not terminated earlier). There can be no assurance that the Closing of the Business Combination (if the Agreement is not terminated earlier) will occur by April 1, 2023.

A copy of the Second Amendment is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 2, dated as of January 1, 2023, to the Business Combination Agreement, dated as of June 9, 2022, by and among Moringa Acquisition Corp, Holisto Ltd., and Holisto MergerSub, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2023

MORINGA ACQUISITION CORP

By:	/s/ Gil Maman
Name:	Gil Maman
Title:	Chief Financial Officer

2